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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2001


                       Renaissance Acceptance Group, Inc.
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             (Exact name of registrant as specified in its charter)

       DELAWARE                       0-14653                       74-2119162
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)


1750 Regal Row, Suite 1010, Dallas, Texas                         75235
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:  (214) 599-6500


 Cardiac Control Systems, Inc., 3 Commerce Boulevard, Palm Coast, Florida 32137
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.       Changes in Control of Registrant

     Pursuant to an Agreement and Plan of Merger, dated as of July 2, 2001, by and among Cardiac Control Systems, Inc., Remodelers Holdings, Inc., Nineteenth Acquisition Sub, Inc. and Kersey, Scillia, Forster and Brooks, Inc. (the "Agreement"), approximately 94.6 percent of the registrant's common stock shares were issued to the stockholders of Remodelers Holdings, Inc. ("RHI") in connection the reverse merger of Nineteenth Acquisition Sub, Inc. ("Nineteenth"), a wholly-owned subsidiary of the registrant created to effect the merger, with and into RHI (the "Merger").

     On September 3, 1999, the registrant filed for bankruptcy protection, and on May 24, 2001, the bankruptcy court confirmed its Second Amended Chapter 11 Plan of Reorganization (the "Plan"), relating to In re: Cardiac Control Systems, Inc., Case No. 99-06852-3P1, United States Bankruptcy Court, Middle District of Florida, Jacksonville Division. Pursuant to the Plan, all of the registrant's remaining assets (except the registrant's corporate entity) and liabilities were transferred and assigned to a liquidating trust. The liquidating trustee will liquidate the assets and distribute the proceeds to creditors in accordance with the distribution method set forth in the Plan. As a result of the Plan confirmation, none of the registrant's pre-confirmation creditors or stockholders, nor the liquidating trust, has recourse against the reorganized registrant, even in the event of default under the Plan.

     The Merger was effected in connection with the Plan confirmation. At the effective time of the Merger, each then outstanding share of the registrant's existing capital stock, conversion rights, warrants and options to purchase any share of the registrant's capital stock, and other equity interests issued and outstanding (or held in its treasury) were automatically canceled and extinguished without conversion and no payment was or shall be made in respect to those shares of the registrant's capital stock.

     In accordance with the terms of the Merger, $170,000 in cash was paid by RHI and 250,000 shares of the registrant's common stock were issued to the liquidating trust and to certain of its creditors and stockholders. In addition, 20,000 shares of the registrant's common stock were issued to the liquidating trust to be sold and applied to RHI's administrative costs and fees related to the Merger. The remaining 4,730,000 initial shares of the registrant's common stock were issued to the holders of common stock of RHI on a pro rata basis according to their ownership of the common stock of RHI.

     In addition, pursuant to a private placement memorandum dated April 28, 2001, RHI issued 2,136.5 shares of its non-voting cumulative Series A Convertible Preferred Stock, par value $0.01 per share (the "RHI Preferred"), at a purchase price of $1,000 per share. At the time of the Merger, the registrant exchanged 2,136.5 newly issued shares of its non-voting cumulative Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A
Convertible Preferred Stock"), for all of the outstanding shares of RHI Preferred. The Series A Convertible Preferred Stock issued by the registrant has rights, privileges and preferences comparable to the RHI Preferred and was distributed to the holders of the RHI Preferred on a pro rata basis according to their ownership of the RHI Preferred.

     Following the Plan confirmation and Merger, the registrant became a holding company and RHI became its wholly-owned subsidiary. The registrant is authorized to issue 95,000,000 shares of its common stock, par value $0.001 per share, of which 5,000,000 shares are outstanding. Additionally, the registrant is authorized to issue 5,000,000 shares of its preferred stock, par value $0.001 per share, of which 2,136.5 shares of Series A Convertible Preferred Stock are outstanding. The former stockholders of RHI currently own 4,730,000 shares of the registrant's outstanding common stock (approximately 94.6 percent) and all of the registrant's outstanding preferred stock.

     The following table sets forth information regarding the beneficial ownership of the registrant's common stock as of July 2, 2001 for (1) each person (or group of affiliated persons) known to the registrant to be the beneficial owner of more than 5% of the registrant's common stock, (2) each director of the registrant, (3) each executive officer of the registrant, and
(4) all of the directors and executive officers of the registrant as a group. The address for each beneficial owner listed below is 1750 Regal Row, Suite 1010, Dallas, Texas 75235.


                                                      Number of Shares                  Percentage of Shares
                    Name                             Beneficially Owned                   Beneficially Owned
                    ----                             ------------------                   ------------------


Daniel T. Phillips (1)...................               3,161,082.62                           63.2%

Paul W. Fagan (2)........................                 620,906.75                           12.4%

Joshua J. Daniel.........................                 459,930.92                            9.2%

Nancy J. Pfeiffer........................                  50,265.68                            1.0%

Michael K. Henderson.....................                  50,265.68                            1.0%

All Executive Officers and
Directors...............................
                                                        4,342,451.65                           86.8%



(1) Consists of 2,931,117.16 shares beneficially owned by Danmer, LLC and 229,965.46 shares beneficially owned by The Mankoff Irrevocable Trust. Danmer, LLC holds proxy-voting power for the shares beneficially owned by The Mankoff Irrevocable Trust. Mr. Phillips is a member and the sole manager of Danmer, LLC. Does not include 1,005.31 shares beneficially owned by FirstPlus Financial Group, Inc. Mr. Phillips is the Chief Executive
     Officer of FirstPlus Financial Group, Inc. Mr. Phillips disclaims beneficial ownership of the shares held by FirstPlus Financial Group, Inc.

(2) Consists of 620,906.75 shares beneficially owned by Greyhound, LLC. Mr. Fagan is the sole member and sole manager of Greyhound, LLC.

Item 2.  Acquisition or Disposition of Assets

     As described in Item 1 of this Form 8-K, RHI became the wholly-owned subsidiary of the registrant pursuant to the Merger. RHI operates in the real estate and mortgage banking industries through its subsidiaries, Remodelers Acceptance Corporation ("RAC") and United Lending Partners, Ltd. ("ULP"). RAC was incorporated in Nevada in October 1998 and began operations in the real estate business in the first quarter of 2000. RAC acquired a 99% limited partnership ownership interest in ULP, a Texas limited partnership engaged in the mortgage business, in December 2000. In April 2001, RAC transferred its 99% limited partnership ownership interest in ULP to RHI.

Item 3.       Bankruptcy or Receivership

     On September 3, 1999, the registrant filed for bankruptcy protection. On May 24, 2001, the order confirming the Plan was entered by the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division. Pursuant to the Plan, all of the registrant's remaining assets (except the registrant's corporate entity) and liabilities were transferred and assigned to a liquidating trust. The liquidating trustee will liquidate the assets and distribute the proceeds to creditors in accordance with the distribution method set forth in the Plan. As a result of the confirmation of the Plan, none of the registrant's pre-confirmation creditors or stockholders, nor the liquidating trust, has recourse against the reorganized registrant, even in the event of a default under the Plan.

     As of the date of Plan confirmation, the registrant was a publicly held company with over 800 stockholders holding approximately 5,979,579 shares of common stock. At the effective time of the Merger, each then-outstanding share of the registrant's existing capital stock, conversion rights, warrants and options to purchase any share of the registrant's capital stock, and other equity interests issued and outstanding or held in its treasury were automatically canceled and extinguished without conversion and no payment was or shall be made with respect to those shares of the registrant's capital stock.

     The Plan provides for RHI to merge with Nineteenth resulting in the registrant becoming a holding company and RHI becoming a wholly-owned subsidiary of the registrant, which shall have 5,000,000 outstanding shares of common stock out of a total authorization of 95,000,000 shares immediately following the Merger. As a result of the Merger, stockholders of RHI became the owners of approximately 94.6% of the outstanding common stock of the registrant. The Plan provides for the registrant to issue 250,000 shares of its common stock to its creditors, to Kersey, Scillia, Forster and Brooks, Inc., the pre-reorganization registrant's financial advisor, and to a certain number of its then-current stockholders.

     As of June 5, 2001, all remaining liabilities of the registrant had been transferred to the liquidating trust. The remaining assets to be transferred to the liquidating trust consisted of:

     o    15,000 shares of Apro Healthcare, Inc.;
     o 20,000 shares of the registrant to be issued pursuant to the Merger and sold to cover costs of RHI associated with the Merger; and

     o a yet to be determined number of odd lot shares of the registrant issued pursuant to the Merger to be liquidated and distributed in accordance with the Plan.

Item 4.       Changes in Registrant's Certifying Accountant

     In  connection  with the change in control of the  registrant  described in
Item 1 of this Form 8-K, on July 3, 2001, Hein & Associates LLP was engaged as the principal accountant to audit the registrant's financial statements.

     BDO Seidman, LLP was the registrant's independent accountant prior to the registrant's bankruptcy proceedings.

     During the two most recent fiscal years and through the date of their replacement, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. For the last three years the registrant had no substantial business operations while it was involved in bankruptcy proceedings described in Item 1, Item 3, Exhibits 2.1 and Exhibit 2.2 to this Form 8-K. BDO Seidman, LLP has not issued a report on the financial statements of the registrant for the last two fiscal years ending March 31, 2000 and March 31, 1999.

     BDO Seidman, LLP has furnished the registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the registrant herein. Such letter is attached as Exhibit
16.1 to this Form 8-K.

Item 5.       Other Events and Regulation FD Disclosure

                                  RISK FACTORS

     In addition to the other information contained in this Form 8-K, set forth below are certain risks and uncertainties relating to the registrant's business. The registrant operates through its subsidiary, RHI, which operates through its primary subsidiaries, RAC and ULP, which have limited operating histories, and therefore any investment in the registrant's securities is subject to a high degree of risk including a total loss of investment. All statements, trend analysis and other information contained in this Form 8-K relative to markets for the registrant's products and services and trends in net sales, gross margin and anticipated expense levels, as well as other forward-looking statements including words such as "anticipate," "believe," "plan," "estimate," "expect" and "intend" and other similar expressions, constitute forward-looking statements. These forward-looking statements are subject to business and economic risks, and actual results of operations may differ materially from those contained in the forward-looking statements.

The  registrant  has  a  limited  operating   history  and  consequently   faces
significant risks and uncertainties.

     The registrant was incorporated in June, 1980. RHI merged with Nineteenth Acquisition Sub, Inc., the registrant's wholly-owned subsidiary, in July 2001. RHI was incorporated in April 2001 and operates through its primary subsidiaries, RAC and ULP. RAC was incorporated in October 1998 and began substantive operations in 2000. RAC's operations are subject to all the risks inherent in the establishment and expansion of a start up business enterprise, including the absence of an operating history. ULP, which has been in the mortgage business since March 1998, was purchased by RHI on December 27, 2000. Currently RHI owns a 99% limited partnership ownership interest in ULP. ULP's operations are subject to all risks inherent in the mortgage lending business, including interest rate fluctuations. The likelihood of success must be considered in light of the problems, difficulties and delays frequently encountered in connection with the establishment and growth of a start up business. The registrant cannot provide assurance that it will operate profitably in the future.

The price of the common stock may be volatile.

     Though the registrant's common stock has been traded in a public market as Cardiac Control Systems, Inc., the common stock has not traded in a public market as Renaissance Acceptance Group, Inc. or as a company engaged in the real estate and mortgage banking business, and an active trading market for the registrant's common stock may not develop in the future. There can be no assurance that the registrant's common stock will be admitted to trade on any established trading market or exchange. Additionally, if the registrant's common stock is admitted for listing or trading, there can be no assurance that it will maintain the requirements for continued listing or trading on an established trading market or exchange. If an active trading market does develop, it may not last and the trading price of the shares may fluctuate widely as a result of a number of factors, many of which are outside the registrant's control. Some of these factors include:

     o    quarter-to-quarter variations in the registrant's operating results;

     o announcements about the registrant's performance as well as the announcements of the registrant's competitors about the performance of their business;

     o changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

     o    regulatory action;

     o    increased price competition;

     o    developments or disputes concerning intellectual property rights; and

     o    general conditions in the economy and real estate markets.

     The initial trading price of the shares of the registrant's common stock if admitted for listing or trading may not be indicative of the prices that will prevail in the public market.

The cyclical nature of the real estate industry could adversely affect the registrant's business during an economic downturn.

     The real estate and mortgage banking industries are cyclical and are significantly affected by changes in general and local economic conditions, including:

     o    employment levels;
     o    availability of financing;
     o    interest rates;
     o    consumer confidence; and
     o    demand for the product.

     Since the registrant operates in the real estate and mortgage banking industries by assisting consumers with limited financial resources in the buying of a home, any downturn in the real estate or mortgage banking industries could have a material adverse effect on the registrant's business, financial condition and operating results.

An inability to obtain financing for its mortgage banking operations could prevent the registrant from realizing its objectives and would adversely impact the registrant's business.

     The registrant's mortgage banking operations are dependent on its ability to fund loans. The registrant may not be able to obtain sufficient financing to fund loans collateralized by real estate, which would limit the amount of loans it could acquire or originate and would also have a material adverse effect on the registrant's business, results of operations and financial condition.

Competing with others with superior financial resources could make it more difficult for the registrant to acquire attractive assets and achieve the registrant's investment objectives.

     The registrant competes for investment opportunities with entities with substantially greater financial resources than it has. These entities may be able to accept more risk than the registrant can manage wisely. This competition may also increase the bargaining power of property owners making it more difficult for the registrant to operate profitably. In addition, the registrant believes that competition from entities organized for substantially similar purposes may increase in the future.

     The real estate market is highly competitive and fragmented. The registrant competes with a number of finance companies that provide financing to individuals who may not qualify for traditional financing. To a lesser extent, the registrant competes, or will compete, with commercial banks, savings and loan associations, credit unions, insurance companies and captive finance arms of major manufacturing companies that currently tend to apply more traditional lending criteria. In addition, the registrant competes with a number of independent and fragmented companies that also purchase, refurbish and sell residential real estate. As a purchaser and originator of mortgage notes, the registrant is exposed to fluctuations in the volume and price of mortgage notes resulting from competition from other purchasers of such loans, market conditions and other factors. To the extent that purchasers of loans enter or increase their purchasing activities in the markets in which the registrant purchases and originates loans, competitive pressures may decrease the availability of loans or increase the price the registrant would have to pay for such loans. In addition, increases in the number of companies seeking to originate loans tends to lower the rates of interest the registrant can charge borrowers. This reduces the potential value of those loans and could have a material adverse affect on the registrant's financial condition and results of operations.

Borrowings may increase the registrant's business risks.

     The risk associated with the registrant's common stock depends on, among other factors, the amount of debt the registrant incurs. The registrant may borrow in order to maintain its operations or fund its working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. Borrowing increases the registrant's business risk. Debt service increases the expense of operations since the registrant will be responsible for retiring the debt and paying the attendant interest. This may result in decreased amounts of cash available for distribution to the registrant's stockholders. In addition, the registrant's directors can change its debt policy at any time without stockholder approval.

Increases in interest rates could increase the amount of the registrant's debt payments.

     Adverse economic conditions could result in higher interest rates which could increase the registrant's debt service requirements. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable.

     Higher interest rates generally impact the real estate industry by making it harder for buyers to qualify for financing, and that can lead to a decrease in the demand for residential sites. Any downturn in the economy or consumer confidence might result in reduced housing demand, which would negatively impact the registrant's business.

Investors in mortgage loans may experience substantial credit risk associated with the registrant's borrowers.

     Many of the registrant's customers are borrowers who have limited access to consumer financing for a variety of reasons, including unfavorable past credit experience. The registrant is subject to various risks, including the risks that:

     o borrowers will not satisfy their debt service payments and payments of interest and principal; and
     o the realizable value of the property securing such loans will not be sufficient to repay the borrower's obligation.

     The risks associated with these borrowers increase during an economic downturn or recession. These periods may be accompanied by decreased demand for consumer credit and declining real estate values. The rates of delinquencies and foreclosures and the frequency and severity of losses generally increase during economic downturns or recessions. Because the registrant lends to borrowers who may be credit-impaired, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the consumer finance industry in general. Any sustained period of such increased losses could cause investors in such loans to change their investment guidelines, which could have a material adverse effect on the registrant's results of operations and financial condition.

Any acquisitions that the registrant undertakes could be difficult to integrate, disrupt its business, dilute its stockholder value and adversely affect its operating results.

     Although the registrant has no current plans, the registrant may acquire or make investments in complementary businesses, technologies, services or products. Expansion of its operations in this manner would require significant additional expenses and resources. Expansion also would strain the registrant's management, financial and operational resources. The registrant has had discussions with companies regarding the acquiring of, or investing in, their businesses, products, services or technologies. However, the registrant has no present understandings, commitments or agreements with respect to any material acquisitions or investments. If the registrant acquires a company, it could have difficulty in assimilating that company's personnel, operations, technology and software. In addition, the key personnel of the acquired company may decide not to work for the registrant. The registrant could also have difficulty in integrating the acquired products, services or technologies into its operations and may incur indebtedness to pay for any future acquisitions. The registrant also may issue its equity securities to pay for any future acquisitions, which could be dilutive to its existing stockholders.

If the registrant experiences substantial growth, its management team's failure to manage this growth could adversely affect its business.

     The registrant has limited management and administrative resources. The registrant's success depends to a significant extent upon the efforts and abilities of its executive officers and senior managers and its ability to attract additional executives and managers. If the registrant is successful in implementing its strategy to acquire businesses, products, services or technologies, it may experience a period of rapid growth and expansion. This could place significant additional demands on its management and administrative resources. Competition for qualified personnel is intense. The registrant's management team's failure to manage this growth or its inability to attract and retain highly qualified executive and managerial personnel could have a material adverse effect on its business.

The loss of any executive officers or key personnel would likely have an adverse effect on the registrant's business.

     The  registrant's  future  success  depends to a significant  extent on the
continued   services  of  its  senior   management   and  other  key  personnel,
particularly:

     o    Daniel T. Phillips, its Chairman;
     o    Paul W. Fagan, its President and Chief Executive Officer;
     o    Joshua J. Daniel, its Executive Vice President;
     o Michael K. Henderson, its Executive Vice President and Chief Financial Officer; and
     o    Nancy J. Pfeiffer, its Executive Vice President.

     The loss of the services of Messrs. Phillips, Fagan, Daniel or Henderson or Ms. Pfeiffer, or other key employees, would also likely have an adverse effect on the registrant's business, results of operations and financial condition.

The registrant's business will be adversely affected if it is unable to protect its intellectual property rights from third party challenges or if it is involved in litigation.

     Trademarks, licenses and other proprietary rights are important to the registrant's success and competitive position. The registrant seeks to protect its trademarks and other proprietary rights through a variety of means. However, the registrant cannot provide assurance that the actions it has taken are adequate to protect these rights. The registrant may also license content from third parties in the future and it is possible that it could face infringement actions based upon the content licensed from these third parties. Further, if any of these claims are proved valid, through litigation or otherwise, the registrant may be required to do any of the following, which could adversely affect its business:

     o    change its trademarks;
     o    acquire other licenses;
     o    develop its own proprietary marks; or
     o    pay financial damages.

The registrant's executive officers and directors control a significant amount of its common stock.

     The registrant's executive officers and directors, in the aggregate, currently own approximately 87% of the outstanding common stock. These stockholders, if acting together, would be able to significantly influence matters requiring approval by the stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Governmental   regulation  and  legal  uncertainties   affect  the  registrant's
business.

     The registrant is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to purchasing and selling real estate and mortgage banking. The mortgage banking business is subject to federal, state and local laws, rules, ordinances and regulations in relation to the origination and servicing of loans, including, but not limited to:

     o the Federal Truth in Lending Act of 1969 and Federal Reserve Regulation Z thereunder;
     o the Federal Equal Credit Opportunity Act and Federal Reserve Regulation B thereunder;
     o    the Federal Fair Credit Reporting Act;
     o    the Federal Real Estate Settlement Procedures Act of 1973;
     o    the Flood Disaster Protection Act of 1974;
     o    the Fair Housing Act;
     o    the Home Mortgage Disclosure Act;
     o any and all licensing requirements for mortgage sellers and/or lenders;
     o the Fair Debt Collection Practices Act, including all regulations issued pursuant thereto; and
     o other laws, rules, ordinances and regulations relating to adjustable rate mortgages, negative amortization and graduated payment mortgages.

     Failure to comply with any of these laws, rules or regulations could result in adverse consequences. The registrant cannot provide assurance that it, or its officers or employees, will not, in the future be subject to claims regarding the failure to comply with these laws, rules or regulations. Other factors that could have a material adverse effect on the registrant's business and results of operations are:

     o    new legislation or regulation;
     o the application of laws and regulations from jurisdictions whose laws do not currently apply to its business; and
     o the application of existing laws and regulations to purchasing and selling real estate and mortgage banking services.

                           FORWARD-LOOKING STATEMENTS

     This Form 8-K and the documents to which the registrant refers and incorporates herein by reference contain forward-looking statements regarding the registrant's business and prospects, such as projections of future performance, statements of management's plans and objectives, forecasts of market trends, and other matters that are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. In addition, from time to time, the registrant or its representatives may make forward-looking statements orally or in writing. The registrant bases these forward-looking statements on its expectations and projections about future events, which it derives from the information currently available to it. Statements containing the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimates," "projects," "believes," "expects," "anticipates," "intends," "target," "goal," "plans," "objective," "should" or similar expressions identify forward-looking statements, which may appear in this prospectus and in documents, reports, filings with the Securities and Exchange Commission, news releases, written or oral presentations made by the registrant's officers or other representatives to analysts, stockholders, investors, news organizations and others, and discussions with its management and other company representatives. For these statements, the registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     The registrant's future results, including results related to forward-looking statements, involve a number of risks and uncertainties. The registrant cannot provide assurance that the results reflected in any forward-looking statements will be achieved. Any forward-looking statements made by the registrant or on its behalf speak only as of the date on which this statement is made. The registrant's forward-looking statements are based upon assumptions that are sometimes based upon estimates, data, communications and other information from suppliers, government agencies and other sources that may be subject to revision. The registrant does not undertake any obligation to update or keep current either any forward-looking statement to reflect events or circumstances arising after the date of such statement, or the important factors that could cause the future results to differ materially from historical results or trends, results anticipated or planned by the registrant, or which are reflected from time to time in any forward-looking statement which may be made by or on behalf of the registrant.

     In addition to other matters identified or described by the registrant from time to time in filings with the Securities and Exchange Commission, there are several important factors that could cause any future results to differ materially from historical results or trends, results anticipated or planned by the registrant, or results that are reflected from time to time in any forward-looking statement that may be made by the registrant or on its behalf. Some of these important factors are listed under the heading "Risk Factors."

                                    BUSINESS

Overview

     The registrant was incorporated in Delaware on June 20, 1980. For the last three years it has had no substantial business operations. On May 24, 2001, the United States District Court for the Middle District of Florida, Bankruptcy Division, approved the terms of the Second Amended Chapter 11 Plan of Reorganization, relating to In re: Cardiac Control Systems, Inc., Case No. 99-06852-3P1. Pursuant to this plan, all of the remaining assets (except the registrant's corporate entity) and the registrant's liabilities were transferred and assigned to a liquidating trust. RHI merged with Nineteenth Acquisition Sub, Inc., the registrant's wholly-owned subsidiary, in July 2001. As a result of the Merger, the registrant became a holding company, RHI became its subsidiary and the stockholders of RHI acquired approximately 95% of its outstanding stock.

     The registrant has offices in Dallas, Texas and operates in the real estate and mortgage banking industries through RHI's subsidiaries, RAC, ULP, Nineteenth Partners and Renaissance Title, L.L.C. The registrant's primary strategy is to enable and encourage home ownership throughout the United States. Many families and individuals today have difficulties purchasing a home due to a variety of reasons, including the following:

     o inadequate initial cash reserves to use for down payments and closing costs;
     o    poor historical credit due to situational circumstances;
     o    limited credit history;
     o    false beliefs regarding credit; and
     o a lack of service provided to this consumer group by the realty and financial service industries.

     The registrant believes that its superior customer service combined with its knowledge of financing programs, consisting primarily of down payment assistance programs, fills an existing void in the conventional home ownership market. Currently, the registrant serves primarily the Dallas-Fort Worth, Texas housing market, with plans to expand in late 2001 and 2002 to a national level.

     The registrant's corporate headquarters are located at 1750 Regal Row, Suite 1010, Dallas, Texas 75205.

The Real Estate Business

Assistance for America

     RAC, through its d.b.a. Assistance for America ("AFA"), assists consumers with limited financial resources in the buying of a home. AFA educates the consumer in home ownership and coordinates the home purchase process, which typically includes obtaining government sponsored home loan financing and down-payment assistance. Nineteenth Partners, a real estate brokerage operation, assists consumers in locating and buying a home by accessing Multi-List Services data to select potential properties for customers. Nineteenth Partners acts as the real estate broker in these transactions. Renaissance Title, LLC, a licensed title agent, acts as the closing agent in real estate transactions. Renaissance Title, LLC was formed in April 2001 and commenced operations in May 2001.

     Currently, outbound direct mail and telemarketing generate potential AFA customers. AFA enables a customer who wants a home and needs down payment and financial assistance to purchase a home using the following process:

     o The customer chooses qualities of a home such as location, number of bedrooms and school district.
     o The registrant determines the price of home each customer can afford based on information provided by the customer.
     o If approved by its underwriting department, the customer executes an AFA service contract.
     o At the time the contract is signed, the customer must pay AFA one percent of the sale price of their qualified target home price, which serves as the total cash amount the customer will pay to purchase the house.
     o AFA guarantees the customer that it will find one house with the qualities chosen by the customer within 45 days after the service contract has been executed.
     o    AFA finds and coordinates the purchase of a home.
     o    AFA facilitates down payment assistance for the customer.
     o    AFA obtains financing (typically FHA) for the customer.

     AFA provides counseling to each customer by communicating the requirements and demands of home ownership, so that the customer understands the rewards and responsibilities in owning a home.

     The registrant recently launched the AFA program. AFA is currently offered in the Dallas-Fort Worth Metroplex, but the registrant anticipates expanding AFA on a national basis in the future. Previously, a substantial portion of the registrant's business consisted of using proprietary technology to purchase single-family residential real estate, improve the home, then sell the home through various advertising media, but the registrant has since migrated to the AFA program.

Mortgage Banking Business

     Mortgage banking operations are conducted through ULP, an FHA direct endorsement and FHLMC approved lender that originates wholesale and retail, conforming and nonconforming loans. Loans are underwritten and closed to specific investor guidelines and subsequently sold in the secondary market on a servicing released basis. Principal sources of income include:

     o    loan origination related points and fees;
     o net interest income earned during the period loans are held pending sale; and
     o    gains from the sale of loans and loan servicing rights.

     All business is currently conducted in Texas although licensing in other states is in process. Wholesale originated loans currently comprise the majority of loan production volume.

Competition

     Although competition in the real estate business is significant, the registrant believes it is not as comprehensive as the services it provides. The majority of competition providing comprehensive real estate services is by owner-operators and smaller businesses.

     Competition in the mortgage banking business is fierce. There are virtually hundreds of mortgage bankers operating in the same region as ULP.

     The registrant believes that it presently competes favorably with its competitors because its integration of the real estate and the mortgage banking services provides a competitive advantage over companies that only offer one of these services. However, the market for its products and services is rapidly evolving and it may not be able to compete successfully against current and potential future competitors. Many of its competitors have longer operating histories and substantially greater financial, marketing and other resources. The registrant's competitors may be able to respond more quickly than the registrant can to changes in customer requirements. Competitive pressures could reduce the demand for the registrant's services, which could materially and adversely affect its business, prospects, results of operations or financial condition.

Intellectual Property

     Currently, the registrant has no patents and has not registered any trademarks or tradenames. In the future, the registrant expects to seek patent and trademark protection for any technologies that it develops and tradenames as necessary. However, any future patent and trademark applications may not be granted and if granted may be invalidated, circumvented, challenged or licensed to others.

Regulation

     The registrant is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to purchasing and selling real estate and mortgage banking. The mortgage banking business is subject to federal, state and local laws, rules, ordinances and regulations in relation to the origination and servicing of loans, including, but not limited to:

     o the Federal Truth in Lending Act of 1969 and Federal Reserve Regulation Z thereunder;

     o    the  Federal  Equal  Credit   Opportunity   Act  and  Federal  Reserve
          Regulation B thereunder;

     o    the Federal Fair Credit Reporting Act;

     o    the Federal Real Estate Settlement Procedures Act of 1973;

     o    the Flood Disaster Protection Act of 1974;

     o    the Fair Housing Act;

     o    the Home Mortgage Disclosure Act;

     o any and all licensing requirements for mortgage sellers and/or lenders;

     o the Fair Debt Collection Practices Act, including all regulations issued pursuant thereto; and

     o other laws, rules, ordinances and regulations relating to adjustable rate mortgages, negative amortization and graduated payment mortgages.

     Any changes to existing regulations or standards or the adoption of new regulations or standards in the real estate or mortgage banking industry may require that the registrant make changes in its services. Accordingly, periodically the registrant monitors legal and regulatory developments. If new laws or regulations are enacted, the registrant may be required to modify its services to comply with the new laws and regulations. These modifications could increase its costs and otherwise adversely affect its financial condition and results of operations.

Facilities

     The registrant's executive offices are located in Dallas, Texas, where both its real estate and its mortgage banking businesses are conducted. The registrant leases 7,858 square feet of space in a facility for its corporate headquarters. The term of the lease is through in July 2004 and the rent is presently $8,500 per month. The registrant also leases 5,101 square feet of space in a facility for its mortgage banking operations. The term of the lease is through January 2002 and the rent is presently $4,251 per month. The registrant is currently in negotiations to lease additional space for its corporate headquarters, but there can be no assurance that the registrant will come to any agreement with respect to the proposed lease or that the registrant will ultimately enter into the proposed lease.

Employees

     At June 30, 2001, the registrant had 68 full-time employees. Of the registrant's current employees, 41 are engaged in the real estate operations and 27 are engaged in the mortgage business. The registrant's employees are not represented by any collective bargaining unit, and the registrant has not experienced any work stoppages. The registrant believes its relations with its employees to be good.

     The registrant's future success will depend, in part, on its ability to attract, retain and motivate highly qualified management personnel for whom competition is intense.

Legal Proceedings

     The registrant is not presently party to any material litigation, nor to the knowledge of management is any litigation threatened against it, any of its management, or any affiliate, which may materially affect operations or projected goals.


                                   MANAGEMENT

Executive Officers and Directors

     The name, age and position of the registrant's executive officers and directors are as follows:



           Name                                   Age                                Position


           Daniel T. Phillips                     51            Chairman of the Board of Directors
           Paul W. Fagan                          36            President and Chief Executive Officer, Director
           Joshua J. Daniel                       32            Executive Vice President, Director
           Michael K. Henderson                   47            Executive Vice President, Chief Financial Officer
                                                                and Secretary
           Nancy J. Pfeiffer                      48            Executive Vice President


     Mr. Phillips has served as the registrant's Chairman of the Board of Directors since July 2, 2001. He has also served as RHI's Chairman of the Board of Directors since its inception, and as a consultant to RAC since January 2000. Mr. Phillips currently serves as the Chairman of the Board of FirstPlus Financial Group, Inc. ("FP") since 1996 and since 1994 has been the Chief Executive Officer of FP, which prior to 1998 became a multinational finance company with over $2 billion in market capitalization and over 7,000 employees. During this time, Mr. Phillips also was Chairman of the Board and Chief Executive Officer of FirstPlus Financial, Inc. ("FP Inc."), the wholly-owned operating subsidiary of FP. In March 1999, FP Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code.

     Mr. Fagan has served as the registrant's Director, President and Chief Executive Officer since July 2, 2001. He has also served as Director, Chief Executive Officer and President of RHI since its inception. Since January 2000, Mr. Fagan has served as Director, Chief Executive Officer, Secretary and Treasurer of RAC. From September 1999 to December 1999, Mr. Fagan served as Managing Director of Business Development at Centex Corporation. From March 1997 to January 2000, Mr. Fagan was employed with FP Inc. as Senior Vice President of Mergers and Acquisitions. Mr. Fagan worked in the financial services industry group for Ernst & Young LLP from June 1986 to March 1997.

     Mr. Daniel has served as the registrant's Director and Executive Vice President since July 2, 2001. Since its inception, Mr. Daniel has served as Director and Executive Vice President of RHI. He also serves as the President and Director of RAC. Prior to joining RAC in January 2000, Mr. Daniel owned and operated Interstate Group, Inc. which operated in the real estate business from January 1996 to January 2000.

     Mr. Henderson has served as the registrant's Executive Vice President, Chief Financial Officer and Secretary since July 2, 2001. Since March 2001, he has served as Executive Vice President, Chief Financial Officer and Secretary of RHI. Prior to joining RHI, Mr. Henderson served as Chief Financial Officer and Director of Secondary Markets for People's Choice Home Loan, a national nonconforming lender. Previously, Mr. Henderson was a founding member of Royal MortgageBanc where he served as Chief Financial Officer and Director of Secondary Marketing. Mr. Henderson also served as the Chief Financial Officer of California Mortgage Service/Colonial Bank; and as Chief Financial and Chief Credit Officer of United California Savings Bank. Mr. Henderson is a Certified Public Accountant and has provided consulting services for various mortgage companies.

     Nancy J. Pfeiffer has served as the registrant's Executive Vice President since July 2, 2001. Since April, 2001, Ms. Pfeiffer has served as Executive Vice President of RHI. Ms. Pfeiffer also serves as President of ULP and is responsible for mortgage banking operations. Ms. Pfeiffer has been President of ULP since its inception in March 1998. From May 1997 to March 1998, Ms. Pfeiffer was President of ACG Financial Services. Prior to May 1997, Ms. Pfeiffer served as Vice President of Wholesale Lending at Inland Mortgage.

Board of Directors

     Board. The registrant's board of directors currently consists of three directors. The board is not divided into classes. At each annual meeting of the stockholders, the successors to directors whose term will expire will be elected to serve from the time of election and qualification until the next annual meeting following election or until that director's earlier resignation or removal.

     Director Compensation. Directors currently do not receive any cash compensation for their services as members of the board of directors, although members are reimbursed for actual and reasonable out of pocket expenses in connection with attendance at board of directors and committee meetings.

                          DESCRIPTION OF CAPITAL STOCK

         The registrant is a Delaware corporation governed by its certificate of incorporation, bylaws and the Delaware General Corporation Law. The registrant's certificate of incorporation provides for its perpetual existence. The registrant's authorized capital stock consists of 5,000,000 shares of preferred stock, par value $.001 per share, and 95,000,000 shares of common stock, par value $.001 per share. The registrant has designated 5,000 shares of its preferred stock as Series A Convertible Preferred Stock, 2136.5 shares of which are outstanding. The registrant has 5,000,000 shares of its common stock outstanding.

     The registrant's corporate charter was amended pursuant to the Plan, in accordance with ss. 1123(a)(6) of the United States Bankruptcy Code, as follows:

     o    to prohibit the issuance of nonvoting equity securities;
     o to provide, as to several classes of securities possessing voting power, an appropriate distribution of such power, including, in the case of any class of equity securities having preference over another class of equity securities with respect to dividends, adequate provision for the election of directors, representing such preferred class in the event of default in payment of such dividends;
     o    to change its name to "Renaissance Acceptance Group, Inc."; and
     o    to change the par value of its capital stock from $0.10 to $0.001.

Common Stock

     The holders of Common Stock are entitled to one vote upon each matter submitted to the stockholders for consideration for each share held of record and in such manner as may be provided by law. Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters on which the holders of common stock may vote. The common stock does not have preemptive rights and is not subject to redemption or conversion. In the event of a liquidation, dissolution or winding up of the registrant, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

     The registrant's board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The registrant's board of directors also has the authority to designate the powers, preferences, and relative, participating, optional or other special rights and qualifications, limitations, or restrictions of each such series, including the dividend rate, conversion or exchange rights, voting rights, redemption price and liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

     The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the registrant without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

     Pursuant to a private placement memorandum dated April 28, 2001, RHI issued 2,136.5 shares of its non-voting cumulative Series A Convertible Preferred Stock at a purchase price of $1,000 per share. At the time of the Merger, the registrant exchanged 2,136.5 newly issued shares of its non-voting cumulative Series A Convertible Preferred Stock, par value $0.001 per share, for all of the outstanding shares of RHI preferred stock. The Series A preferred stock issued by the registrant has rights, privileges and preferences comparable to the RHI preferred stock and was distributed to the holders of the RHI preferred stock on a pro rata basis according to their ownership of the RHI preferred stock.

Series A Preferred Stock

Ranking.

     The Series A preferred stock ranks senior to the common stock and any other series of preferred stock as to dividends and liquidation preference.

Conversion.

         Each share of Series A preferred stock will be converted, at the registrant's option:

     o at any time into common stock at a conversion price of $3.80 per common share, if the common stock has traded at or above an average closing price of $7.00 per share for the prior 45 trading days; or

     o into common stock, at a conversion price of $3.80 per common share, beginning 30 days after the release of the registrant's earnings per share ("EPS") information for the period beginning July 1, 2001 to June 30, 2002 ("Year One EPS") of $0.57 per share or more, provided that the common stock has traded at or above an average closing price of $3.80 per share for the 45 trading days prior to the release.

         Each share of Series A preferred stock will be converted at the option of the holders of the Series A preferred stock:

     o for the 30 days after release of for Year One EPS, at an effective ratably declining conversion price relative to EPS, from a conversion price of $3.80 at $0.57 EPS to a conversion price of $1.90 at $0.00 or less EPS;
     o for the 30 days after release of July 1, 2002 to June 30, 2003 EPS information ("Year Two EPS") at an effective ratably declining conversion price relative to EPS; or
     o subsequent to 30 days after release of Year Two EPS at $3.80 per share.

     The effective conversion below $3.80 will be accompanied by the delivery of shares owned by the registrant's executive officers, and not be an actual change in the conversion price.

Fractional shares.

     No fractional shares will be issued upon conversion of the Series A preferred stock.

Voting Rights.

     Except as required by law, the holders of Series A preferred stock do not have voting rights. In any vote required by law, the holders of Series A preferred stock are entitled to vote on all matters with the common stock as a single class. Each share of Series A preferred stock entitles the holder to the number of votes per share equal to the largest number of full shares of common stock into which the Series A preferred stock may be converted.

Dividends.

     Dividends on each share of the Series A preferred stock will be paid each year as set forth below as a percentage of the original purchase price per share of Series A preferred stock. Dividends will accrue and be cumulative for three years from the closing date of this offering and will be based on actual funded amounts and thereafter will be paid quarterly. Accrued and unpaid dividends will be paid in cash upon redemption or liquidation, but not conversion. No dividends may be paid on the common stock as long as the Series A preferred stock is outstanding.

                           Year 1-3          8% accrued
                           Year 4-6         10% payable quarterly
                           Year 7-8         12% payable quarterly

     Thereafter dividends shall be payable quarterly in the amount of 20% of the original purchase price per share of Series A Preferred Stock.

Registration Rights.

     The holders of the Series A preferred stock have registration rights pursuant to a registration rights agreement.

Redemption.

     In the event all of the shares of Series A preferred stock are not converted, the registrant may redeem in cash all of the outstanding shares of Series A preferred stock on the first anniversary of the closing of the RHI private placement, after giving 45 days advance notice, in the amount of the liquidation amount. The liquidation amount is equal to the original purchase price per share of Series A preferred stock plus any accrued but unpaid dividends. The liquidation amount shall not be less than 112% of the original purchase price per share of Series A preferred stock.

     If the registrant successfully raises an aggregate of $6 million in a subsequent rights offering, it will redeem one dollar of the Series A preferred stock at the liquidation amount and deliver shares of common stock equal to 33.33% of the amount redeemed at $3.80 per share. None of the Series A preferred stock will be redeemed if no dollars above six million are raised.

Liquidation Preference.

     Upon the registrant's liquidation, reorganization or winding up, and before payment of any amount to the holders of common stock or any other class or series of its capital stock ranking junior to the Series A preferred stock, each share of Series A preferred stock will be entitled to be paid out of assets available for distribution an amount equal to the original purchase price for such shares of Series A preferred stock, plus any accrued but unpaid dividends.

Lock-Up Agreement.

     All of the registrant's directors and officers have agreed not to transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock for one year after the closing date of the RHI private placement

Transfer Agent and Registrar

     The Transfer Agent and Registrar of the registrant's common stock is SunTrust Bank, 58 Edgewood Avenue, Atlanta, Georgia 30303.


Item 7.       Financial Statements and Exhibits.

     Due to the registrant's financial difficulties and resulting bankruptcy, the registrant has had no meaningful operations for the preceding three years and its financial statements are not indicative of the expected future performance of RAG, the parent holding company of RHI following the Merger. Accordingly, the financial statements of Cardiac Control Systems, Inc. are not deemed to be material or meaningful and have not been presented.

     RHI is a newly formed holding company that operates through its wholly-owned subsidiary, RAC, and its 99% owned subsidiary, ULP. RHI was formed in April 2001, and RAC was incorporated in October 1998. RAC began operations in the first quarter of 2000, and through its acquisition in December 2000 of ULP, an existing mortgage company, entered the mortgage banking business. In April 2001 the stockholders of RAC exchanged their 100% ownership interest in RAC for 100% of the ownership interest in the newly formed RHI in a stock exchange transaction. As a result of this stock exchange transaction, RHI became the 100% owner of RAC. On April 30, 2001, RHI became the 99% limited partner of ULP as a result of an upstream dividend from RAC of the 99% limited partnership ownership interest in ULP owned by RAC. The following financial statements assume that RHI has existed as the holding company of RAC for all periods presented.

     (a) Financial statements of businesses acquired.

     Consolidated financial statements of RHI, financial statements of ULP, and pro forma consolidated statement of operations of RHI (assuming ULP had been acquired on January 1, 2000) are attached hereto beginning on page F-1.


     RHI unaudited consolidated financial statements as of March 31, 2001
         and for the three months ended March 31, 2001 and 2000                                           F-1

     RAC consolidated financial statements as of December 31, 2000 and for
         the year then ended                                                                              F-5

     ULP statements of operations, changes in partners' capital, and cash flows
         for the years ended December 31, 2000 and 1999                                                   F-17

     (b) Pro forma financial information.

     RHI unaudited pro forma combined statement of operations                                             F-28

     RAG and RHI unaudited pro forma condensed combined balance sheet at
         March 31, 2001                                                                                   F-29


         (c)      Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

          2.1  Agreement  and Plan of  Merger,  dated  July 2, 2001 by and among
               Remodelers Holdings, Inc., Cardiac Control Systems, Inc., Nineteenth Acquisition Sub, Inc. and Kersey, Scillia, Forster and Brooks, Inc.

          2.2 Second Amended Chapter 11 Plan of Reorganization of Cardiac Control Systems, Inc., Case No. 99-06852-3P1

          2.3  First   Modification   to  Second  Amended  Chapter  11  Plan  of
               Reorganization

          4.1  Amended and Restated Certificate of Incorporation

          4.2  Certificate  of  Designation  for Series A Convertible  Preferred
               Stock

          4.3  Amended and Restated Bylaws

          16.1 Letter regarding change in certifying accountant

Item 8.       Change in Fiscal Year

     On July 3, 2001, the registrant changed its fiscal year from March 31 to December 31. The registrant will file the report covering the transition period on a Form 10-QSB. The registrant changed its fiscal year in connection with the events described in Item 1 of this Form 8-K.

                            REMODELERS HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2001
                                   (Unaudited)


                                     ASSETS

Cash and cash equivalents                                                                                $       916,703
Restricted certificate of deposit                                                                                 60,000
Accounts receivable and prepaid expenses                                                                         156,048
Loans held for sale                                                                                           18,146,437
Loans held for investment                                                                                        535,549
Contracts for deed held for sale                                                                               1,523,034
Real estate held for sale                                                                                        709,016
Property and equipment, net                                                                                      392,802
Other assets                                                                                                      30,727
                                                                                                         ---------------
                  Total assets                                                                           $    22,470,316
                                                                                                         ===============

                                         LIABILITIES AND STOCKHOLDERS' DEFICIT

Warehouse lines and notes payable                                                                        $    18,859,454
Accounts payable and accrued liabilities                                                                         625,994
Deferred gain                                                                                                     31,789
Subordinate debt, net of discount                                                                              3,972,222
                                                                                                         ---------------
                  Total liabilities                                                                           23,489,459
                                                                                                         ---------------

STOCKHOLDERS' DEFICIT:
   Preferred stock, 500,000 shares authorized, par value of $0.01, no shares issued or outstanding
                                                                                                                     -
   Common stock, 1,830,000,000 shares authorized, par value of $0.01, 4,705,000 shares issued and
      outstanding                                                                                                 47,050
   Additional paid-in capital                                                                                    365,563
   Accumulated deficit                                                                                        (1,431,756)
                                                                                                         ----------------
                  Total stockholders' deficit                                                                 (1,019,143)
                                                                                                         ----------------
                                                                                                         $    22,470,316
                                                                                                         ================






       See accompanying notes to these consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       FOR THE THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                 ---------------- ------ ----------------
                                                                                      2001                    2000
                                                                                 ----------------        ----------------
                                                                                   (Unaudited)             (Unaudited)

NET REVENUES:
   Sales of residential real estate                                              $     2,788,422         $          -
   Cost of residential real estate sold                                               (2,124,001)                    -
   Gain on sales of loans                                                                616,247                     -
   Other income                                                                          133,376                   1,060
                                                                                 ---------------         ---------------
                  Total net revenues                                                   1,414,044                   1,060

OPERATING EXPENSES:
   Personnel and related expense                                                         799,778                 105,992
   General and administrative                                                            501,533                  53,815
   Depreciation and amortization                                                          37,973                     350
                                                                                 ---------------         ---------------
                  Total operating expenses                                             1,339,284                 160,157
                                                                                 ---------------         ---------------

Income (loss) from operations                                                             74,760                (159,097)_
                                                                                 ---------------         -----------------

Interest expense, net of interest income                                                (197,470)                    -
                                                                                 ----------------        -------------

Net loss                                                                         $      (122,710)        $      (159,097)
                                                                                 ================        ================








       See accompanying notes to these consolidated financial statements.

                           REMODELERS HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            FOR THE THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                    ------------------- -- --------------------
                                                                                           2001                   2000
                                                                                    -------------------    --------------------
                                                                                       (Unaudited)             (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $        (122,710)     $         (159,097)
   Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
       Deprecation and amortization expense                                                    40,750                     350
       Net changes in assets and liabilities:
          Accounts receivable, prepaid expenses and other assets                              (43,648)                (29,495)
          Loans held for sale and warehouse lines payable, net                                255,703                (175,128)
          Contracts for deed held for sale                                                   (265,878)                       -
          Real estate held for sale                                                           665,673                (189,874)
          Accounts payable and accrued liabilities                                             51,150                 124,967
          Deferred gain                                                                      (118,709)                 42,247
                                                                                    ------------------     ------------------
                  Net cash provided by (used in) operating activities                         462,331                (386,030)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                         (76,874)                (10,473)
   Loans held for investment, net of principal collections                                     31,212                        -
                                                                                    -----------------      -------------------
                  Net cash used in investing activities                                       (45,662)                (10,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of preferred shares                                                                     -                 500,000
   Preferred dividends                                                                              -                 (10,233)
                                                                                    ------------------     -------------------
                  Net cash provided by financing activities                                         -                 489,767

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                       416,669                  93,264

CASH AND CASH EQUIVALENTS, beginning of period                                                500,034                        -
                                                                                    -----------------      -------------------

CASH AND CASH EQUIVALENTS, end of period                                            $         916,703      $           93,264
                                                                                    =================      ==================





       See accompanying notes to these consolidated financial statements.

                            REMODELERS HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   NATURE OF BUSINESS, ORGANIZATION AND BASIS OF PREPARATION AND PRESENTATION
     ---------------------------------------------------------------------------

     Remodelers Holdings, Inc. ("RHI") operates in the real estate and mortgage banking industries through its subsidiaries, Remodelers Acceptance Corporation ("RAC") and United Lending Partners, Ltd. ("ULP"). RAC was incorporated in Nevada in October 1998 and began operations in the real estate business in the first quarter of 2000. RAC acquired a 99% limited partnership ownership interest in ULP, a Texas limited partnership engaged in the mortgage business, in December 2000.

     In April 2001 the stockholders of RAC (in a stock exchange transaction) exchanged their 100% ownership interest in RAC for 100% of the ownership interest in the newly formed RHI. As a result of this stock exchange, RHI became the 100% owner of RAC. On April 30, 2001, RHI became the 99% limited partner of ULP as a result of an upstream dividend from RAC of the 99% limited partnership interest owned by RAC. The accompanying financial statements are presented as if RHI had existed as the holding company of RAC for all periods presented.

2.   UNAUDITED INFORMATION
     ---------------------

     The March 31, 2000 and 2001 financial statements have been prepared by the Company without audit. According to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for the periods presented have been made. The results of operations for the three month periods ended March 31, 2000 and 2001 are not necessarily indicative of those that will be obtained for the entire fiscal year.

     These financial statements should be read in conjunction with the December 31, 2000 financial statements of RAC and ULP included elsewhere herein.

3.   BUSINESS SEGMENT INFORMATION
     ----------------------------

     The Company operates in two segments: real estate and mortgage banking. Segment operations are measured consistent with the accounting policies used in these unaudited consolidated financial statements. The following provides information on the Company's segments:


                                                                Real               Mortgage
                                                               Estate               Banking               Total
                                                           ----------------     ----------------     ----------------
     Three Months Ended March 31, 2001
     -------------------------------------------------

     Revenues from external customers                      $     1,959,927      $     1,159,098      $     3,119,025
     Gross profit                                          $       796,591      $       617,453      $     1,414,044
     Income (loss) from operations                         $      (211,014)     $        88,304      $      (122,710)

     As of March 31, 2001
     -------------------------------------------------
     Identifiable assets                                   $     4,137,620      $    18,332,696      $    22,470,316



     Prior to December 31, 2000, the Company operated in only the real estate business, so segment information is not presented for the three months ended March 31, 2000.

                          INDEPENDENT AUDITOR'S REPORT





The Board of Directors
Remodelers Acceptance Corporation
Dallas, Texas


We have audited the accompanying consolidated balance sheet of Remodelers Acceptance Corporation and subsidiary (the "Company") as of December 31, 2000, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




HEIN + ASSOCIATES LLP
Dallas, Texas

March 16, 2001

                        REMODELERS ACCEPTANCE CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS


Cash and cash equivalents                                                                             $       500,034
Restricted certificate of deposit                                                                              60,000
Accounts receivable and prepaid expenses                                                                      129,104
Loans held for sale                                                                                        14,489,736
Loans held for investment, net of reserves of $74,716                                                         566,760
Contracts for deed held for sale                                                                            1,257,156
Real estate held for sale                                                                                   1,374,689
Property and equipment, net of accumulated depreciation of $89,405                                            353,901
Other assets                                                                                                   14,022
                                                                                                      ---------------
                  Total assets                                                                        $    18,745,402
                                                                                                      ===============



                                        LIABILITIES AND SHAREHOLDERS' DEFICIT


Warehouse lines and notes payable                                                                     $    14,947,048
Accounts payable and accrued liabilities                                                                      574,844
Deferred gain                                                                                                 150,498
Subordinated debt, net of discount (Note 6)                                                                 3,969,445
                                                                                                      ---------------
                  Total liabilities                                                                        19,641,835
                                                                                                      ---------------

COMMITMENTS AND CONTINGENCIES (Notes 5 and 10)

SHAREHOLDERS' DEFICIT:
   Preferred stock, 500,000 shares authorized, par value of $0.01, no shares designated or
     outstanding                                                                                                    -
   Common stock, 500,000 shares authorized, par value of $0.01, 2,500 shares issued and outstanding
                                                                                                                   25
   Additional paid-in capital                                                                                 412,588
   Accumulated deficit                                                                                     (1,309,046)
                                                                                                      ---------------
                  Total shareholders' deficit                                                                (896,433)
                                                                                                      ---------------
                  Total liabilities and shareholders' deficit                                         $    18,745,402
                                                                                                      ===============



       See accompanying notes to these consolidated financial statements.

                        REMODELERS ACCEPTANCE CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000


NET REVENUES:
   Sales of residential real estate                                                                      $       4,343,685
   Cost of residential real estate sold                                                                         (3,679,398)
   Other income                                                                                                    106,811
                                                                                                         -----------------
                  Total net revenues                                                                               771,098

OPERATING EXPENSES:
   Personnel and related expenses                                                                                1,209,186
   General and administrative                                                                                      725,966
   Depreciation and amortization                                                                                    39,006
                                                                                                         -----------------
                  Total operating expenses                                                                       1,974,158
                                                                                                         -----------------

LOSS FROM OPERATIONS                                                                                            (1,203,060)

INTEREST EXPENSE, net of $169,882 in interest income                                                              (105,986)
                                                                                                         -----------------

NET LOSS                                                                                                 $      (1,309,046)
                                                                                                         ==================



       See accompanying notes to these consolidated financial statements.

                        REMODELERS ACCEPTANCE CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                                                             ADDITIONAL                    TOTAL
                                          PREFERRED STOCK             COMMON STOCK            PAID-IN     ACCUMULATED  SHAREHOLDERS'
                                    -------------------------- ---------------------------
                                      SHARES         AMOUNT      SHARES         AMOUNT         CAPITAL       DEFICIT       DEFICIT
                                    ------------ ------------- -------------  ------------  -----------   -----------  -------------

Balance at January 1, 2000               -        $   -           1,000       $     10      $    990      $     -      $     1,000

Issuance of preferred shares           50,000        500           -                 -       499,500            -          500,000

Preferred dividends                                                                          (28,387)                      (28,387)

Redemption of preferred shares        (50,000)      (500)                                   (499,500)                     (500,000)

Conversion of debt to common stock                                1,500             15       399,985                       400,000

Issuance of common stock by
   shareholder in connection with
   subordinated debt                                                                          33,333                        33,333

Warrants issued in connection
   with acquisition                                                                            6,667                         6,667

Net loss                                   -          -            -                 -            -        (1,309,046)  (1,309,046)
                                    ------------ ------------- -------------  ------------  -----------   -----------  ------------

Balance at December 31, 2000               -     $    -           2,500       $     25      $412,588      $(1,309,046) $  (896,433)
                                    ============ ============= =============  ============  ===========   ============ =============






       See accompanying notes to these consolidated financial statements.

                       REMODELERS ACCEPTANCE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                               $     (1,309,046)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                                                   39,006
     Amortization of debt discount                                                                                   2,777
     Net change in assets and liabilities:
         Accounts receivable, prepaid expenses and other assets                                                    (91,002)
         Accounts payable and accrued liabilities                                                                  388,599
         Loans held for sale and warehouse lines payable, net                                                      649,406
         Contracts for deed held for sale                                                                       (1,257,156)
         Real estate held for sale                                                                              (1,374,689)
         Deferred gain                                                                                             150,498
                                                                                                          ----------------
                  Net cash used in operating activities                                                         (2,801,607)
                                                                                                          -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                                             (361,218)
   Purchase of notes receivable                                                                                   (263,682)
   Loans held for investment                                                                                      (236,567)
   Cash paid for acquisition net of cash acquired                                                                 (208,505)
                                                                                                          ----------------
                  Net cash used by investing activities                                                         (1,069,972)
                                                                                                          -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from subordinated debt                                                                               4,400,000
   Issuance of preferred shares                                                                                    500,000
   Redemption of preferred shares                                                                                 (500,000)
   Preferred dividends                                                                                             (28,387)
                                                                                                          ----------------
                  Net cash provided by financing activities                                                      4,371,613
                                                                                                          ----------------

NET INCREASE IN CASH                                                                                               500,034

CASH, beginning of year                                                                                                  -
                                                                                                          ----------------

CASH, end of year                                                                                         $        500,034
                                                                                                          ================


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid                                                                                          $        187,959
   Common stock issued for debt conversion                                                                $        400,000
   Common stock issued in connection with subordinated debt issuance                                      $         33,333
   Warrants issued in connection with an acquisition                                                      $          6,667



      See accompanying notes to these consolidated financial statements.

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Principles of Consolidation
     Remodelers Acceptance Corporation, formerly known as Nineteenth Investment Corporation, (the "Company") is a Nevada Corporation established in October 1998. The Company, which began substantive operations in January 2000, is primarily engaged in the real estate and mortgage banking businesses. Effective April 11, 2001 all shareholders of Remodelers Acceptance Corporation exchanged their common shares for an equal number of common shares of Remodelers Holdings, Inc. ("RHI"). Through this exchange, the Company became a wholly owned subsidiary of RHI.

     The Company's real estate business consists of the purchase, improvement, and subsequent sale of single-family residences. The Company typically finances the buyers of its real estate through various down-payment assistance programs utilizing its interim financing facilities. Loans generated through the Company's real estate operations are financed, and then sold to third party investors, through the Company's ninety-nine percent (99%) owned mortgage banking subsidiary, United Lending Partners, Ltd. ("United Lending").

     The Company conducts its mortgage banking business through United Lending, which was acquired on December 27, 2000 (see Note 3). United Lending originates loans from various sources and then sells these loans to third party institutional investors utilizing conforming, non-conforming, and U.S. government agency lending programs. Principal sources of income include: a) loan origination related points and fees; b) net interest income earned during the period loans are held pending sale; and c) gains from the sale of loans and loan servicing rights.

     For financial reporting purposes, the United Lending acquisition is considered to have occurred on December 31, 2000. The consolidated financial statements include the accounts of the Company and its subsidiary United Lending. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash Equivalents
     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     Loans Held for Sale
     Loans held for sale are carried at the lower of cost or market value determined on the aggregate basis. Gains and losses on the sale of loans are recognized at settlement date. Loan origination related points and fees are deferred and recognized at time of loan sale.

     Loans Held for Investment
     Loans held for investment consists of second mortgages, consumer loans and other notes receivable (see Note 9) which are held for investment purposes. Interest income on such loans is recognized on the accrual basis.

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Real Estate Held for Sale
     Real estate held for sale consists of residences that are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standard ("SFAS") 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

     Contracts for Deed Held for Sale
     Contracts for deed held for sale consists of residences contracted for sale pursuant to a contract for deed sales contract. These contracts are carried at the cost of the underlying real estate, which is approximately $450,000 less than the aggregate contracted sales price at December 31, 2000. Initial down payments and monthly installment payments received are recorded as deposits. Gains on sale of real estate are recognized upon the sale of the related contract for deed.

     Property and Equipment
     Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is provided for primarily utilizing the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Gains and losses resulting from sales and dispositions are included in current operations. Maintenance and repairs are charged to operations as incurred.

     Sales of Real Estate Revenue Recognition
     Gains on sales of real estate are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. Real estate sales that do not meet the sales criteria of SFAS 66, Accounting for Sales of Real Estate, are accounted for under the installment method, whereby gains are deferred and recognized proportionately as principal payments are received. At December 31, 2000, the Company had deferred installment sales with an aggregate sales value of $644,160 resulting in deferred gains of $150,498.

     Income Taxes
     Income taxes are accounted for under the liability method, which requires recognition of deferred tax assets and liabilities to reflect the future tax consequences attributable to: a) timing differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis, and b) operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which timing differences are expected to be recovered or settled.

     Use of Estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Recently Issued Accounting Standards
     The Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") in June of 1998 and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 ("SFAS 138") in June 2000.

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

     Under SFAS 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

     SFAS 138 addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133 and amends the accounting and reporting standards of SFAS 133 for certain derivative instruments and certain hedging activities.

     The Company held no derivative positions at December 31, 2000. The implementation of this standard is not expected to have a material effect on the Partnership's statement of operations.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140") in
     September 2000. SFAS 140 is a replacement of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"), revising the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, the disclosure requirements are effective for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS 140 is not expected to have a material impact on the results of operations or the financial position of the Partnership.

2.   LIQUIDITY

     The Company began substantive operations during the current year and accordingly, incurred certain non-recurring expenses commonly associated with the establishment and initial expansion of a start-up enterprise. In addition, the Company deferred, in accordance with SFAS 66, approximately $600,000 (including $450,000 related to contracts for deed) in gains that management expects to realize during the forthcoming year. At December 31, 2000, the Company had cash balances of approximately $500,000, which, in addition to expected cash flows from operations, management believes are sufficient to fund operations for the year ended December 31, 2001.

3.   UNITED LENDING ACQUISITION

     On December 27, 2000, the Company acquired all limited and general partnership interests of United Lending in a transaction accounted for under the purchase method of accounting. Consideration consisted of $424,768 in cash (less the $100,000 holdback described below), warrants to purchase one percent (1%) of the common stock of the Company, and fifty percent (50%) of the net profits subsequently derived from the mortgage loan pipeline existing on the closing date. Total consideration approximated net book value as of the closing date.

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Purchase price payment terms included a $100,000 cash holdback, which is reduced by the amount of any pre-closing obligations or liabilities discovered after the closing date. The holdback, less any such reductions, is payable in $50,000 increments on the 6th month and one-year anniversary of the closing date. As of December 31, 2000, approximately $36,000 of purchase price holdback reductions had been identified.

     Immediately following the acquisition, an entity owned by affiliates of the Company's stockholders acquired the one percent (1%) general partnership interest of United Lending from the Company. Consideration was one percent (1%) of the total United Lending consideration estimated to be paid by the Company. The Company retained the ninety-nine percent (99%) limited partnership interest.

     The following unaudited pro forma information for United Lending is presented as if the acquisition had taken place on January 1, 2000:


                                                                               United
                                                          Company              Lending               Total
                                                     ------------------    ----------------     ----------------

       Total revenues                                $       4,343,685     $     1,353,642      $     5,697,327
       Net loss                                      $      (1,309,046)    $       (34,831)     $    (1,343,877)
       Total assets at December 31, 2000             $       4,500,000     $    14,245,000      $    18,745,000


4.   PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following at December 31, 2000:

       Office furniture and equipment                $     291,990
       Vehicles and equipment                              151,316
                                                     -------------
                                                           443,306
       Less: accumulated depreciation                      (89,405)
                                                     -------------
                                                     $     353,901

     Depreciation expense of $39,006 was recognized for the year ended December 31, 2000.

5.   LINES OF CREDIT AND NOTES PAYABLE

     At December 31, 2000, the Company had lines of credit and a note payable as follows:

     United Lending has a $7 million revolving warehousing facility with a local financial institution whereby loans are financed for a maximum of sixty
     (60) days with pre-approved investor take-out commitments. Financing is at ninety-nine percent (99%) of the lesser of the note amount or the related commitment amount. Borrowings generally bear interest at Prime plus one percent (1%) and are collateralized by the underlying mortgage loans. Aggregate borrowings outstanding at December 31, 2000 were $5,809,089.

     United Lending also has a $10 million revolving warehousing facility with a bank whereby amounts are advanced with pre-approved investor take-out commitments. The advance rate is an amount equal to one hundred percent (100%) of the note amount or the net loan value for which an approved investor commitment has been issued. Borrowings bear interest at LIBOR plus 2.75% to 3.75% and are collateralized by the underlying mortgage loans. Borrowings outstanding at December 31, 2000 totaled $7,830,725. The bank

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     financing agreement contains debt covenants that require United Lending to maintain a ratio of current assets to current liabilities of not less than
     1.05 to 1 and a ratio of total liabilities to tangible net worth of no greater than 10 to 1. As of December 31, 2000, United Lending was not in compliance with these covenants. However, the bank waived the events of non-compliance through May 21, 2001, at which time the financing agreement was renewed under similar terms and conditions. Prior to the renewal of the agreement, the Company re-capitalized United lending and satisfied the covenants.

     The Company has a $1.5 million revolving line of credit with an entity affiliated with a significant Company shareholder. The line of credit provides advances to finance the origination of first mortgage loans and real estate contracts for deed. Advances, to one hundred percent (100%) of the related note amount (90% of the contracted sales price for contracts for deed), bear interest at 15% per annum. Borrowings, which may be extended for sixty (60) day periods, mature on the later of 61 days or 10 days subsequent to any seasoning requirement contained within a related investor purchase commitment. Aggregate outstanding borrowings under the facility at December 31, 2000 were $1,247,234 and are collateralized by the related mortgage loans and contracts for deed.

     United Lending has a $60,000 revolving bank credit facility that matures on July 18, 2001. Advances bear interest at a 7.75% annual interest rate, which is payable quarterly. The facility is collateralized by a $60,000, 5.75% interest bearing certificate of deposit (with a similar maturity date) maintained with the bank that supplies the line. The facility was fully advanced at December 31, 2000.

6.   SUBORDINATED DEBT


     Subordinated debt at December 31, 2000 consists of the following:

        10%  Senior  Subordinated   Debt  with  a  trust.  Interest  is  payable
          quarterly and principal is due at maturity on September 30, 2003. This debt is collateralized by a blanket security interest in substantially all  of  the  Company's  assets  but  is  subordinate  to  the  credit facilities  described in Note 5 above.  The carrying  amount is net of
          unamortized issuance discounts of $30,555.                                   $ 1,969,445

        15% Junior  Subordinated  Debt  payable  to a trust  affiliated  with  a significant  Company  shareholder.  Interest  payments are due monthly with  principal  due at maturity on September  30, 2003.  This note is collateralized  by  real  estate  and  consumer  obligations,  and  is subordinate to the Senior Subordinated Debt and to the warehouse lines
          described in Note 5.                                                           2,000,000
                                                                                       -----------
                                                                                       $ 3,969,445
                                                                                       ===========



                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   INCOME TAXES

     There was no provision for income taxes for the year ended December 31, 2000 due to the net loss incurred for the year. The Company had no material deferred tax liabilities at December 31, 2000. The Company had deferred tax assets at December 31, 2000 as follows:


         Deferred tax asset resulting from accrual to cash adjustment for tax                        $        60,000
         Deferred tax asset resulting from net operating loss                                                380,000
         Valuation allowance                                                                                (440,000)
                                                                                                     ---------------
                                                                                                     $           -
                                                                                                     =============


     At December 31, 2000 the Company's net operating loss carryforward for federal income tax purposes was approximately $1,000,000, which will expire (if unused) in 2020.

8.   SHAREHOLDERS' EQUITY

     In January of 2000 the Company issued 50,000 shares of cumulative, redeemable preferred stock for $500,000. In July 2000, these preferred shares were redeemed and retired at issue price plus accumulated dividends at 12%. The Company had no preferred shares outstanding at December 31, 2000. Additional shares of preferred stock may be issued with rights and preferences as designated by the Company's board of directors.

     In June 2000, a shareholder converted a $400,000 note due from the Company into 1,500 shares of common stock.

     In connection with the issuance of the Company's Senior Subordinated Debt (Note 6), 125 shares of the Company's common stock were transferred from a significant shareholder to the Senior Subordinated Debt lender. The transfer of these shares, at an estimated market value of $33,333, was recorded as a debt issuance discount as if the Company had issued the stock.

     As part of the United Lending acquisition purchase price described in Note 3, the Company issued warrants to purchase 25 shares of the Company's common stock at an exercise price of $3,000 per share. The warrants are currently exercisable and expire on December 27, 2005. The $6,667 estimated market value of these warrants was recorded as part of the United Lending purchase price.

9.   RELATED PARTY TRANSACTIONS

     During the year, the Company purchased certain notes with a face value of $353,483 from an entity affiliated with a significant shareholder for $263,682. The notes, which are collateralized by limited partnership interests in an unrelated partnership, provide equal installments due January 31st of each of the next three (3) years. All payment due January 31, 2001 (approximately $118,000) were made timely.

                        REMODELERS ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  COMMITMENTS

     Operating Leases
     The Company has several operating leases for office space and equipment that call for basic rental payments totaling $9,513 ($20,279 per month including United Lending). Rent expense of $46,678 was recognized for the year ended December 31, 2000.

     Minimum future lease payments, by year, at December 31, 2000 were as follows:

                          Year                                  Amount
              ------------------------------               ---------------
                          2001                             $     233,095
                          2002                                   176,846
                          2003                                   171,773
                          2004                                    67,717
                                                           ---------------
                                                           $     649,431

11.  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     United Lending does not have a significant concentration of mortgage loans outstanding at December 31, 2000 to any one borrower; however, seventy-seven percent (77%) of the loans are pledged to be sold to four investors. The mortgage loans outstanding are collateralized by real estate that has been appraised to have a fair market value equal to or exceeding the related mortgage loan. United Lending originates mortgage loans exclusively in the state of Texas.

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments consisting of cash and equivalents, mortgage loans held for sale, accounts and notes payable, as measured on December 31, 2000 approximate carrying value due to the short-term nature of these instruments. The Company is unable to estimate the fair value of its subordinated debt due to the lack of a market for comparable instruments.

13.  BUSINESS SEGMENT INFORMATION

     The Company operates in two segments: real estate and mortgage banking. Segment operations are measured consistent with the accounting policies used in these consolidated financial statements. The following provides information on the Company's segments:

                                                                Real               Mortgage
                                                               Estate               Banking               Total
                                                           ----------------     ----------------     ----------------

     Revenues from external customers                         $  4,344,000              -               $  4,344,000
     Gross profit                                             $    771,000              -               $    771,000
     Loss from operations                                     $ (1,203,000)             -               $ (1,203,000)
     Identifiable assets                                      $  4,500,000         $ 14,245,000         $ 18,745,000


                                                       ************************

                          INDEPENDENT AUDITOR'S REPORT





To the Partners of
United Lending Partners, Ltd.
Dallas, Texas


We have audited the statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2000 of United Lending Partners, Ltd. (a Texas Limited Partnership). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Governmental Auditing Standards issued by the Comptroller of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of United Lending Partners, Ltd. and its cash flows and changes in partners' capital for the year ended December 31, 2000 in conformity with generally accepted accounting principles.





HEIN + ASSOCIATES LLP
Dallas, Texas

March 16, 2001

                          INDEPENDENT AUDITOR'S REPORT



To the Partners of
United Lending Partners, Ltd.


We have audited the statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1999 of United Lending Partners, Ltd. (a Texas Limited Partnership). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of United Lending Partners, Ltd. and its cash flows and changes in partners' capital for the year ended December 31, 1999 in conformity with generally accepted accounting principles.





                                                 S/CHESHIER & FULLER, L.L.P.

                                                 CHESHIER & FULLER, L.L.P.

Dallas, Texas
March 10, 2000

                          UNITED LENDING PARTNERS, LTD.

                             STATEMENT OF OPERATIONS



                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                ------------------- -- -------------------
                                                                                       2000                   1999
                                                                                -------------------    -------------------


REVENUES:
   Gain on sales of loans                                                       $        1,038,968     $         215,651
   Interest income                                                                         314,674                55,794
                                                                                ------------------     -----------------

           Total net revenues                                                            1,353,642               271,445
                                                                                ------------------     -----------------

OPERATING EXPENSES:
   Personnel and related expense                                                           712,505               265,771
   General and administrative                                                              661,799               204,290
   Depreciation and amortization                                                            14,169                30,000
                                                                                ------------------     -----------------

           Total operating expenses                                                      1,388,473               500,061
                                                                                ------------------     -----------------

NET LOSS                                                                        $          (34,831)    $        (228,616)
                                                                                ===================    ==================






             See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL

          FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH DECEMBER 31, 2000


                                                                   General               Limited
                                                                   Partner              Partners                Total
                                                              ------------------    ------------------    ------------------

BALANCES, January 1, 1999                                     $           -         $         638,288     $       638,288

Capital contribution                                                      -                    20,000              20,000

Net loss                                                                  -                  (228,616)           (228,616)
                                                              -----------------     ------------------    ----------------

BALANCES, December 31, 1999                                   $           -         $         429,672     $       429,672

Capital contribution                                                                           20,000              20,000

Net loss                                                                  -                   (34,831)            (34,831)
                                                              -----------------     ------------------    ----------------

BALANCES, December 31, 2000                                   $           -         $         414,841     $       414,841
                                                              =================     =================     ===============






            See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                                                 FOR THE YEAR ENDED
                                                                                                    DECEMBER 31,
                                                                                         --------------- -- ----------------
                                                                                              2000               1999
                                                                                         ---------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                              $      (34,831)    $     (228,616)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                                14,169             30,000
     Changes in assets and liabilities:
         Loans receivable and warehouse lines payable, net                                      (38,056)           (77,870)
         Prepaid expenses                                                                      (196,554)            (4,567)
         Other assets                                                                           (38,694)             5,757
         Accounts payable and accrued liabilities                                               120,922               (205)
                                                                                         --------------     ---------------

                           Net cash used in operating activities                               (173,044)          (275,501)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment                                                          (18,376)           (47,637)
   Increase in restricted cash                                                                  (60,000)                -
                                                                                         ---------------    -------------

                           Net cash used in investing activities                                (78,376)           (47,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed capital                                                                           20,000             20,000
   Increase in other notes payable                                                               18,000             42,000
                                                                                         --------------     --------------

                           Net cash provided by financing activities                             38,000             62,000
                                                                                         --------------     --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        (213,420)          (261,138)

CASH AND CASH EQUIVALENTS, beginning of year                                                    359,755            620,893
                                                                                         --------------     --------------

CASH AND CASH EQUIVALENTS, end of year                                                   $      146,335     $      359,755
                                                                                         ==============     ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
   Interest paid                                                                         $      403,000     $          222
                                                                                         ==============     ==============


            See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     United Lending Partners, Ltd. (the "Partnership") is a Texas limited partnership. The Partnership began operations during November 1998 and has been engaged primarily in the "wholesale" mortgage business by providing facilities through which loans brokered by other mortgagees can be originated and then sold to permanent investors. During fiscal 2000, the Partnership expanded into the retail mortgage business by establishing two branches to originate loans to be sold to permanent investors.

     Effective December 27, 2000, 100% of the interest in the Partnership was sold by its general and limited partners to Nineteenth Investment Corp. ("19th"). The total consideration, consisting of cash, warrants to purchase common stock of 19th, expenses paid by 19th on behalf of the Partnership and a potential distribution of the net profits from the loan pipeline in process at the closing date, approximated the net book value of the Partnership at the date of closing. An additional $36,000 is considered contingently payable from a holdback of cash by 19th at the closing date.

     Following   the   acquisition,   an  entity  owned  by  affiliates  of  the
     shareholders of 19th became the 1% general partner and 19th was the 99% limited partner of the Partnership.

     Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     The Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Taxes
     No income tax expense or benefit has been recorded in these financial statements. Income or losses of the Partnership are reflected in the Partners' individual or corporate income tax returns.

     Revenue Recognition
     Sales of loan inventory are without recourse, and are recorded when the proceeds are received by the Partnership or its agent from a permanent investor.

     Depreciation
     Fixed assets are recorded at cost. Depreciation is computed using an accelerated method over the estimated useful lives of the assets of five years. Depreciation expense of $14,169 and $30,000 was recognized for the years ended December 31, 2000 and 1999, respectively.

     Mortgage Loans
     Mortgage loans are held for sale and are reported at the lower of cost or market value. The method used to determine market value is the aggregate method.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


     Recently Issued Accounting Standards
     The Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") in June of 1998 and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 ("SFAS 138") in June 2000.

     SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

     Under SFAS 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

     SFAS 138 addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133 and amends the accounting and reporting standards of SFAS 133 for certain derivative instruments and certain hedging activities.

     The Partnership held no derivative positions at December 31, 2000. The implementation of this standard is not expected to have a material effect on the Partnership's statement of operations.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140") in
     September 2000. SFAS 140 is a replacement of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"), revising the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, the disclosure requirements are effective for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS 140 is not expected to have a material impact on the results of operations or the financial position of the Partnership.

2.   RELATED PARTY TRANSACTIONS

     Until the Partnership was sold in December 2000, all management and administrative services were provided by the General Partner, Benmark Financial, Inc. Under the Management Agreement, the Partnership paid the General Partner a monthly management fee of $5,000 plus .08% of the total face value of all mortgage loans purchased and closed by the Partnership during the month. Under that agreement, the Partnership incurred a management fee of $99,350 during 2000 and $77,609 during 1999, which was reflected as an operating expense.

     Until the Partnership was sold in December 2000, the Partnership's personnel were employees of and were paid by the General Partner. The Partnership reimbursed the General Partner for the personnel expense incurred on a cost basis and reflected the expense as salaries in operating expenses.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS



3.   PARTNERSHIP ALLOCATIONS

     The Limited Partnership Agreement contains comprehensive information on the specific allocation methods, including:

     o Cash distributions, if any, shall be allocated 95% to the Limited Partners and 5% to the General Partner until the Limited Partners have recovered their unrecovered capital, at which time the Limited Partners are to receive 85% and the General Partner is to receive 15% of each distribution.

     o Net losses shall be allocated among the partners pro rata in accordance with their partnership interests.

     o Net income shall be allocated first to the partners having negative capital accounts, if any, and next to the partners in the same ratios as the distribution of cash as noted above.

4.   NOTES PAYABLE

     As of December 31, 2000, the outstanding warehouse lines and notes payable were as follows:

           Regions Bank                                 $       7,830,725
           First Savings Bank, FSB                              5,809,089
           The Frost National Bank                                 60,000
                                                        -----------------
                                                        $      13,699,814

     The Frost National Bank loan is a working capital loan with an outstanding balance of $60,000 as of December 31, 2000. The note bears interest of 7.75% per annum and is collateralized by a certificate of deposit in the amount of $60,000. The loan is due at maturity of July 18, 2001.

     The Partnership has a warehouse line of credit with First Savings Bank, FSB ("First Savings") whereby First Savings may, at its sole discretion, purchase mortgage loans from the Partnership. The Partnership must have a written commitment from an approved permanent investor to purchase each of the loans prior to funding by First Savings. The funding amount is the lesser of 99% of the note amount or the permanent investor commitment. Upon sale of each loan to a permanent investor, First Savings receives its funding amount, a $50 service fee, plus an interest rate defined under the agreement (generally prime plus 1%). This warehouse line is collateralized by specifically identified mortgage notes receivable. The maximum commitment by First Savings under this agreement is $7,000,000, and borrowings outstanding at December 31, 2000 were $5,809,089.

     The Partnership has a "Master Mortgage Warehouse Security Agreement" with Regions Bank ("Regions") whereby Regions provides warehouse loans of various types for the Partnership. The Partnership must have a written investor commitment, which must also be previously approved by Regions. The advance rate is an amount equal to 100% of the net loan value for which the investor commitment has been issued. Upon sale of each loan to a permanent investor, Regions receives its advancement amount, a $45 transaction fee, a $10 wire transfer fee (if applicable), plus an interest rate defined under the agreement (generally LIBOR plus 2.75% to 3.75%). This warehouse line is collateralized by specifically identified mortgage notes receivable. The maximum amount of credit Regions will extend to the Partnership is $10,000,000, and borrowings outstanding at December 31, 2000 were $7,830,725.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


     The Regions warehouse agreement contains debt covenants that require the Partnership to maintain a ratio of current assets to current liabilities of not less than 1.05 to 1 and a ratio of total liabilities to tangible net worth of no greater than 10 to 1. As of December 31, 2000, the Partnership was not in compliance with these covenants. However, Regions waived the events of non-compliance through May 21, 2001, at which time the warehouse line was renewed under similar terms and conditions. Prior to the renewal of the warehouse line, the Company's parent company re-capitalized the Company and satisfied the covenants.

5.   GAIN ON SALE OF LOAN INVENTORY

     Sales of loans were as follows:

                                                                        2000                 1999
                                                                  -----------------    -----------------

           Sales proceeds and fees earned                         $    75,295,094      $    19,435,999
           Cost of sales                                              (74,256,126)         (19,220,348)
                                                                  ----------------     -----------------
                                                                  $     1,038,968      $       215,651
                                                                  ===============      ===============

6.   OPERATING LEASES

     The Partnership has several operating leases for office space and office equipment which calls for basic rental payments of $10,766 per month. Rent expense of $166,223 was recognized for the year ended December 31, 2000.

     Minimum future lease payments, by year, at December 31, 2000 were as follows:

                          Year                               Amount
              ------------------------------           -----------------
                          2001                         $        124,939
                          2002                                   80,686
                          2003                                   75,617
                          2004                                   19,639
                                                       ----------------
                                                       $        300,881

     One of the leases included above is for office space that the Partnership vacated in March 2001. The lease requires monthly payments of $6,177 and expires in March 2004. The landlord is attempting to lease the space to a new tenant at which time the Partnership will be relieved of its obligations under the lease. However, if the space is not leased, the Partnership will remain responsible for the lease obligation.

7.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     The Partnership does not have a significant concentration of mortgage loans outstanding at December 31, 2000 to any one borrower, however 77% of the loans are pledged to be sold to four investors. The mortgage loans outstanding are collateralized by real estate that has been appraised to have a fair market value equal to or exceeding the related mortgage loan. During 2000, 75% of mortgage loans were sold to four investors. The Company purchases and originates mortgage loans exclusively in the state of Texas.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS



8.   FAIR VALUE OF FINANCIAL INSTRUMENTS (SFAS NO. 107)

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments consisting of cash and equivalents, mortgage loans held for sale, and accounts payable, as measured on December 31, 2000 approximate carrying value due to the short-term nature of these instruments.

9.   SUBSEQUENT EVENT

     Subsequent to December 31, 2001, the Partnership obtained subordinated financing of $165,000 from affiliates of RAC. These agreements provide funds for one year at an interest rate of 15%. The financing is unsecured and subordinate to the other notes payable of the Partnership.

     In addition, the Partnership has received a written commitment to obtain an additional $4,000,000 of subordinated financing from affiliates of RAC. Terms are subject to final negotiation and execution of definitive agreements.

                         PRO FORMA FINANCIAL INFORMATION


The following pro forma financial information is presented to reflect the purchase by Remodelers Acceptance Corporation (RAC - presented herein as Remodelers Holdings, Inc.) of United Lending Partners (ULP) and the subsequent merger of Nineteenth Acquisition Sub, Inc. (a wholly-owned subsidiary of the registrant) with and into Remodelers Holdings, Inc. to form Renaissance Acceptance Group, Inc. as the parent to its wholly owned subsidiary Remodelers Holdings, Inc. The accompanying pro forma information includes:

1. A Pro Forma Combined Statement of Operations for the year ended December 31, 2000, prepared as if the acquisition of ULP had occurred on January 1, 2000.

2. A Pro Forma Condensed Combined Balance Sheet as of March 31, 2001 for Renaissance Acceptance Group, Inc. prepared as if the merger had occurred as of March 31, 2001.

Pro forma financial statements to combine the operations of Remodelers Holdings, Inc. and the registrant prior to the transactions described above are not presented because the registrant had no operations during the applicable period of time.

The pro forma financial information was derived from the audited financial statements of RAC (presented herein as Remodelers Holdings, Inc.) and ULP for the year ended December 31, 2000 as well as the March 31, 2001 unaudited financial statements of Remodelers Holdings, Inc. and Renaissance Acceptance Group, Inc.

No pro forma adjustments are necessary for the combination of RAC and ULP. The pro forma adjustment to common stock and additional paid in capital in the Unaudited Pro Forma Condensed Combined Balance Sheet of Renaissance Acceptance Group, Inc. reflects the change in par value of the common stock of Remodelers Holdings, Inc. resulting from the merger.

The pro forma financial information should be read in conjunction with the historical financial statements of RAC and ULP, which were used to prepare the pro forma financial information.

The pro forma financial information is not necessarily indicative of the results that would have been attained had the transaction actually occurred at an earlier date, nor do they present results to be obtained in the future.

                            REMODELERS HOLDINGS, INC.

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (Unaudited)

                                                                 UNITED             REMODELERS
                                                                 LENDING            ACCEPTANCE             COMBINED
                                                             ----------------    ------------------    -----------------

  NET REVENUES:
     Sales of residential real estate                        $            -      $     4,343,685       $     4,343,685
     Cost of residential real estate sold                                  -          (3,679,398)           (3,679,398)
     Gain on sale of loans                                         1,038,968                   -             1,038,968
     Other income                                                          -             106,811               106,811
                                                             ------------------  ---------------       ---------------
                    Total net revenues                             1,038,968             771,098             1,810,066

  OPERATING EXPENSES:
     Personnel and related expense                                   712,505           1,209,186             1,921,691
     General and administrative                                      661,799             725,966             1,387,765
     Depreciation and amortization                                    14,169              39,006                53,175
                                                             ---------------     ---------------       ---------------
                    Total operating expenses                       1,388,473           1,974,158             3,362,631

  Loss from operations                                              (349,505)         (1,203,060)           (1,552,565)

  Interest (expense), net of interest income                         314,674            (105,986)              208,688
                                                             ---------------     ----------------      ---------------

  Net loss                                                   $       (34,831)    $    (1,309,046)      $    (1,343,877)
                                                             ================    ================      ================




                             Renaissance Acceptance Group, Inc. and Remodelers Holdings, Inc.
                                   Unaudited Pro Forma Condensed Combined Balance Sheet
                                                   As of March 31, 2001


                                                                                                              Pro Forma
                                                      Renaissance                                            Renaissance
                                                      Acceptance        Remodelers         Pro Forma         Acceptance
                                                      Group, Inc.     Holdings, Inc.      Adjustments        Group, Inc.
                                                    ----------------  ----------------   ---------------   ----------------

Assets:

Cash and cash equivalents                                  $      -        $  916,703          $      -         $  916,703
Restricted certificate of deposit                                 -            60,000                 -             60,000
Accounts receivable and prepaid expenses                          -           156,048                 -            156,048
Loans held for sale                                               -        18,146,437                 -         18,146,437
Loans held for investment                                         -           535,549                 -            535,549
Contracts for deed held for sale                                  -         1,523,034                 -          1,523,034
Real estate held for sale                                         -           709,016                 -            709,016
Property and equipment, net                                       -           392,802                 -            392,802
Other assets                                                      -            30,727                 -             30,727
                                                    ----------------  ----------------   ---------------   ----------------
                                                           $      -       $22,470,316          $      -        $22,470,316
                                                    ================  ================   ===============   ================


Liabilities and stockholders' deficit:

Warehouse lines and notes payable                          $      -       $18,859,454          $      -        $18,859,454
Accounts payable and accrued liabilities                          -           625,994                 -            625,994
Deferred gain                                                     -            31,789                 -             31,789
Subordinate debt, net of discount                                 -         3,972,222                 -          3,972,222
                                                    ----------------  ----------------   ---------------   ----------------
       Total liabilities                                          -        23,489,459                 -         23,489,459
                                                    ----------------  ----------------   ---------------   ----------------

Stockholders' deficit:

    Preferred stock, 5,000,000 shares authorized,
      par value of $ 0.001, no shares issued or
      outstanding                                                 -                 -                 -                  -
    Common stock, 95,000,000 shares authorized,
      par value of $ 0.001, 5,000,000 shares issued
      and outstanding                                             -            47,050          (42,050)              5,000
    Additional paid-in capital                                    -           365,563            42,050            407,613
    Accumulated deficit                                           -       (1,431,756)                 -        (1,431,756)
                                                    ----------------  ----------------   ---------------   ----------------
       Total stockholders' deficit                                -       (1,019,143)                 -        (1,019,143)
                                                    ----------------  ----------------   ---------------   ----------------
                                                           $      -       $22,470,316          $      -        $22,470,316
                                                    ================  ================   ===============   ================




                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      RENAISSANCE ACCEPTANCE GROUP, INC.

Dated: July 9, 2001                   By: /s/ Michael K. Henderson
                                         ------------------------

                                      Name: Michael K. Henderson
                                      Title: Chief Financial Officer, Principal
                                             Accounting Officer